Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Shareholders

Virginia Partners Bank

Fredericksburg, Virginia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Virginia Partners Bank and subsidiaries (the Bank), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Partners Bank and subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Richmond, Virginia

March 19, 2019

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets
Cash and due from banks	$4,274,718	$4,519,670
Federal funds sold	1,475,000	1,077,000
Interest bearing deposits in other banks	2,000,000	2,000,000
Investment securities available for sale, at fair value	73,768,013	67,275,252
Restricted stock, at cost	3,387,386	2,642,300
Loans held for sale	2,949,999	—
Loans, net of allowance for loan losses of $4,010,192 and $3,604,467 for 2018 and 2017, respectively	318,342,628	287,214,964
Premises and equipment, net (including assets acquired under capital lease of $381,534 and $459,134 in 2018 and 2017)	3,808,223	4,022,676
Accrued interest receivable	1,013,507	902,339
Bank owned life insurance	7,606,796	7,386,992
Other assets	2,045,636	2,434,970
Total assets	$420,671,906	$379,476,163
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing	$56,675,694	$47,189,275
Savings, interest-bearing checking and money market accounts	117,613,191	113,475,402
Time deposits	156,274,931	152,412,736
Total deposits	$330,563,816	$313,077,413
Federal Home Loan Bank borrowings	43,000,000	28,500,000
Warehouse line of credit	307,231	—
Note payable	726,791	748,917
Liability under capital lease	722,995	745,311
Accrued expenses and other liabilities	1,076,240	597,906
Total liabilities	$376,397,073	$343,669,547
Commitments and Contingent Liabilities
Shareholders’ Equity
Preferred stock, $1 par value, authorized 1,000,000 shares, none issued	$—	$—
Common stock, $5 par value, authorized 10,000,000 shares, 4,085,181 and 3,438,029 shares issued and outstanding in 2018 and 2017, respectively	20,425,905	17,190,145
Additional paid-in capital	19,216,143	16,571,384
Retained earnings	5,462,524	2,810,211
Noncontrolling interest in consolidated subsidiaries	603,170	—
Accumulated other comprehensive loss	(1,432,909)	(765,124)
Total shareholders’ equity	$44,274,833	$35,806,616
Total liabilities and shareholders’ equity	$420,671,906	$379,476,163

See Notes to Consolidated Financial Statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Income

For the Years Ended December 31, 2018 and 2017

	2018	2017
Interest and Dividend Income
Interest and fees on loans	$15,587,280	$12,878,654
Interest bearing deposits in banks	40,605	23,875
Available for sale investment securities	1,809,612	1,824,862
Dividends and interest on restricted stock	177,821	176,912
Interest on federal funds sold	29,756	25,820
Total interest and dividend income	$17,645,074	$14,930,123
Interest Expense
Interest on deposits	$3,242,396	$2,588,533
Interest on Federal Home Loan Bank borrowings	502,567	461,973
Interest on warehouse line of credit	54,013	—
Interest on federal funds purchased	12,523	4,715
Interest on liability under capital lease	83,131	84,131
Interest on note payable	26,598	27,380
Total interest expense	$3,921,228	$3,166,732
Net Interest Income	$13,723,846	$11,763,391
Provision for Loan Losses	408,600	383,345
Net interest income after provision for loan losses	$13,315,246	$11,380,046
Noninterest Income
Service charges on deposit accounts	$111,468	$106,199
(Loss) on sale of available for sale investment securities, net	—	(104,957)
Impairment (loss) on restricted stock	(20,614)	—
Gain on sale of other real estate owned, net	—	46,938
ATM and credit card fees	175,541	151,116
Mortgage banking income	1,165,883	61,186
Earnings on bank owned life insurance policies	219,805	196,117
Other noninterest income	115,212	81,239
Total noninterest income	$1,767,295	$537,838
Noninterest Expense
Salaries and employee benefits	$6,402,870	$5,108,507
Stock based compensation	23,358	10,399
Occupancy and equipment expense	1,001,123	935,124
Professional services	715,749	846,843
Data processing	1,239,549	1,288,797
Promotion and marketing	184,716	152,238
FDIC assessment	141,400	140,614
Franchise tax	308,106	314,205
Telephone and data lines	228,167	230,246
Merger expense	326,812	—
Other operating expense	1,293,398	998,475
Total noninterest expense	$11,865,248	$10,025,448
Income before income taxes	$3,217,293	$1,892,436
Income tax expense	598,810	1,226,128
Net income	$2,618,483	$666,308
Net loss attributable to noncontrolling interest	33,830	—
Net income attributable to Virginia Partners Bank	$2,652,313	$666,308
Earnings per Share, basic	$0.68	$0.19
Earnings per Share, diluted	$0.66	$0.18

See Notes to Consolidated Financial Statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2018 and 2017

	2018	2017
Net income	$2,618,483	$666,308
Unrealized (losses) gains arising during the period on investment securities available for sale	$(829,093)	$300,715
Tax effect	161,308	(102,241)
	$(667,785)	$198,474
Reclassification adjustment for loss on sale of available for sale investment securities(1)	$—	$104,957
Tax effect(2)	—	(35,685)
	$—	$69,272
Total other comprehensive (loss) income	$(667,785)	$267,746
Total comprehensive income	$1,950,698	$934,054
Comprehensive loss attributable to noncontrolling interest	$33,830	$—
Comprehensive income attributable to Virginia Partners Bank	$1,984,528	$934,054

(1)	These items are included in the line item “(Loss) on sale of available for sale investment securities, net” on the consolidated statements of income.

(2)	These items are included in the line item “Income tax expense” on the consolidated statements of income.

See Notes to Consolidated Financial Statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2018 and 2017

	Common Stock	Additional Paid-In Capital	Retained Earnings	Noncontrolling Interest	Accumulated Other Comprehensive Loss	Total
Balance at December 31, 2016	$17,104,145	$16,474,985	$2,028,691	$—	$(917,658)	$34,690,163
Net income	—	—	666,308	—	—	666,308
Other comprehensive income	—	—	—	—	267,746	267,746
Reclassification of stranded tax effects from change in tax rate	—	—	115,212	—	(115,212)	—
Exercise of stock options (17,200 shares)	86,000	86,000	—	—	—	172,000
Stock based compensation	—	10,399	—	—	—	10,399
Balance at December 31, 2017	$17,190,145	$16,571,384	$2,810,211	$—	$(765,124)	$35,806,616
Net income (loss)	—	—	2,652,313	(33,830)	—	2,618,483
Other comprehensive (loss)	—	—	—	—	(667,785)	(667,785)
Minority interest contributed capital	—	—	—	637,000	—	637,000
Exercise of stock options (168,000 shares)	840,000	840,000	—	—	—	1,680,000
Exercise of stock warrants, net of issuance cost (479,152 shares)	2,395,760	1,781,401	—	—	—	4,177,161
Stock based compensation	—	23,358	—	—	—	23,358
Balance at December 31, 2018	$20,425,905	$19,216,143	$5,462,524	$603,170	$(1,432,909)	$44,274,833

See Notes to Consolidated Financial Statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities
Net income	$2,652,313	$666,308
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization on premises and equipment	397,143	291,850
Provision for loan losses	408,600	383,345
Accretion on purchased loans	3,495	157,604
Net loss on sale of available for sale investment securities	—	104,957
Impairment loss on restricted stock	20,614	—
Increase in bank owned life insurance cash surrender value	(219,804)	(196,117)
(Gain) on sale of other real estate owned, net	—	(46,938)
(Gain) on sale of loans held for sale originated	(1,051,380)	—
Net increase in loans held for sale	(1,898,619)	—
Stock based compensation	23,358	10,399
Amortization and accretion on investment securities available for sale, net	436,292	555,960
Deferred income tax (benefit) expense	(128,301)	522,460
Changes in assets and liabilities:
Accrued interest receivable and other assets	567,773	(701,326)
Accrued expenses and other liabilities	478,334	(37,975)
Net cash provided by operating activities	1,689,818	1,710,527
Cash Flows from Investing Activities
Purchases of investment securities available for sale	(21,685,611)	(14,543,615)
Maturities, calls, paydowns and sales of investment securities available for sale	13,927,466	36,959,453
Net (increase) decrease in restricted stock	(765,700)	1,105,350
Net increase in loans	(31,539,759)	(34,003,981)
Purchases of premises and equipment, net	(182,690)	(139,309)
Purchase of bank owned life insurance	—	(2,000,000)
Proceeds from the sale of other real estate owned	—	224,937
Net cash (used in) investing activities	(40,246,294)	(12,397,165)
Cash Flows from Financing Activities
Net increase in demand, savings, interest-bearing checking and money market deposits	13,624,208	16,904,541
Net increase in time deposits	3,862,195	22,597,778
Proceeds (payments) from Federal Home Loan Bank borrowings	14,500,000	(33,500,000)
Proceeds from warehouse line of credit	307,231	—
Minority interest contributed capital	603,170	—
Proceeds from exercise of stock warrants, net of issuance costs	4,177,161	—
Proceeds from exercise of stock options	1,680,000	172,000
Payments on note payable	(22,126)	(21,346)
Net decrease in liability under capital lease	(22,316)	(21,313)
Net cash provided by financing activities	38,709,523	6,131,660
Net increase (decrease) in cash and cash equivalents	153,048	(4,554,978)
Cash and cash equivalents, beginning of year	5,596,670	10,151,648
Cash and cash equivalents, end of year	$5,749,718	$5,596,670
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$3,881,715	$3,161,052
Cash payments for income taxes	601,310	1,075,270
Supplemental Disclosures of Noncash Investing and Financing Activities
Unrealized (loss) gain on investment securities available for sale	$(829,092)	$405,673
Transfers to other real estate owned	—	177,999

See Notes to Consolidated Financial Statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1. Organization and Summary of Significant Accounting Policies

Virginia Partners Bank (the “Bank”) is a commercial bank which was organized under the laws of the Commonwealth of Virginia and commenced regular operations on July 8, 2008. The Bank is chartered by the Commonwealth of Virginia Bureau of Financial Institutions (the “Bureau”) and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). In addition, the Bank is subject to the regulations of the Federal Reserve Bank of Richmond (the “FRB”). The Bank is headquartered in Fredericksburg, Virginia, which is also the location of an operations center. The Bank has three branches in Fredericksburg, Virginia. In Maryland, the Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. The Bank engages in the general banking business and provides financial services to the communities in and around Fredericksburg, Virginia and La Plata, Maryland, and through a Loan Production Office in Annapolis, Maryland.

The Bank has two wholly owned subsidiaries and one majority owned subsidiary. Bear Holdings, Inc. was established in 2011 for the purpose of holding properties acquired through foreclosure that are classified as other real estate owned. In 2012, 410 William Street, LLC was formed for the purpose of acquiring and holding an interest in the property at 410 William Street, which houses one of the Bank’s four branches, including the executive offices. On January 1, 2018, the Bank acquired a 51% ownership interest in Johnson Mortgage Company, LLC (“JMC”), which is a residential mortgage company headquartered in Newport News, Virginia, with branch offices in Fredericksburg and Williamsburg, Virginia. JMC is engaged in the mortgage banking business in which JMC originates, closes, and immediately sells mortgage loans and related servicing rights to permanent investors in the secondary market. The financial position and operating results of these subsidiaries are included in the Bank’s consolidated financial statements. For JMC, the Bank reflects the issued and outstanding interest not held by the Bank in its consolidated financial statements as noncontrolling interest.

On December 13, 2018, the Bank entered into a definitive agreement (the “Agreement”) pursuant to which the Bank will become a separate wholly owned subsidiary of Delmar Bancorp (“Delmar”) through an exchange of shares, in an all stock transaction. The transaction, which is expected to close in the second quarter of 2019, is subject to regulatory approvals and the approval of the shareholders of the Bank, as well as customary closing conditions.

On February 12, 2018, a private bank investor exercised 464,576 of the Bank’s Series A Common Stock Purchase Warrant (the “Series A Warrant”) and 14,576 of the Bank’s Series B Common Stock Purchase Warrant (the “Series B Warrant”) issued to him in connection with his $8.6 million investment in the Bank in 2016. A total of 479,152 Series A and B Warrants were exercised for shares of the Bank’s common stock, with gross proceeds to the Bank of approximately $4.5 million. Per the terms of the Series A and B Warrants, the exercise price equaled 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. The private bank investor still holds unexercised Series B Warrants for the purchase of an additional 450,000 shares of the Bank’s common stock. See Note 13—Capital Transaction for further information.

On June 15, 2017, the Bank’s common stock began trading on the OTCQX Best Market. The Bank’s common stock trades under the symbol “PTRS”.

On October 18, 2016, the Bank entered into a Securities Purchase Agreement (the “Purchase Agreement”) that raised $7.8 million in equity, net of transaction costs of $766 thousand, through the sale of 929,152 shares of the Bank’s common stock to a private bank investor. See Note 13—Capital Transaction for further information.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Bank and its subsidiaries, Bear Holdings, Inc., 410 William Street, LLC and JMC (net of noncontrolling interest). All significant intercompany balances and transactions have been eliminated in consolidation. The Bank and its subsidiaries are together referred to as “the Bank.”

Significant Accounting Policies

The following is a description of the significant accounting policies and practices followed by the Bank, which conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and prevailing practices within the banking industry.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, other than temporary impairment of investment securities and the valuation of other real estate owned.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, due from banks, and federal funds sold. Generally, federal funds are sold and purchased for one-day periods. The Bank is required to maintain average balances on hand or with the FRB. At December 31, 2018 and 2017, the minimum requirement was $894 thousand and $502 thousand, respectively.

Investment Securities

All of the Banks investment securities are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Gains or losses are recognized in earnings on the trade date using the specific investment security sold. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the investment securities.

Impairment of investment securities occurs when the fair value of an investment security is less than its amortized cost. For debt investment securities, impairment is considered other-than-temporary and recognized in its entirety in net income if either (i) the Bank intends to sell the investment security or (ii) it is more likely than not that the Bank will be required to sell the investment security before recovery of its amortized cost basis. If, however, the Bank does not intend to sell the investment security and it is not more than likely that the Bank will be required to sell the investment security before recovery, management must determine what portion of the impairment is attributable to a credit loss, which occurs when the amortized cost of the investment security exceeds the present value of the cash flows expected to be collected from the investment security. If there is no credit loss, there is no other-than-temporary impairment. If there is a credit loss, other-than-temporary impairment exists, and the credit loss must be recognized in net income and the remaining portion of impairment must be recognized in other comprehensive income (loss).

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Restricted Stock

As a requirement for membership, the Bank invests in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) and the FRB. The Bank also holds stock in (i) Community Bankers Bank (“CBB”), a Virginia-based bankers bank serving member institutions in Virginia, West Virginia, North Carolina, South Carolina, Maryland and the District of Columbia and (ii) Maryland Financial Bank (“MFB”), a Maryland-based bankers bank, which is currently going through an orderly liquidation. These investments are carried at cost.

Loans

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by commercial loans throughout the Fredericksburg, Virginia area. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their recorded investment, which represents their outstanding unpaid principal balances adjusted for unearned income, the allowance for loan losses, and any unamortized deferred fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on all loans is discontinued at the time the loan becomes 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held For Sale

These loans consist of loans made through the Bank’s majority owned subsidiary JMC.

JMC is engaged in the mortgage brokerage business in which JMC originates, closes, and immediately sells mortgage loans and related servicing rights to permanent investors in the secondary market. JMC has written commitments from several permanent investors (large financial institutions) and only closes loans that meet the lending requirements of the permanent investors. Loans are made in connection with the purchase or refinancing of existing and new one-to-four family residences primarily in southeastern and northern Virginia. Loans are initially funded primarily by JMC’s warehouse lines of credit. With the concurrent sale and delivery of mortgage loans to the permanent investors, JMC records receivables for mortgage loans sold and recognizes the related gains and losses on such sales. The receivables for mortgage loans sold are usually satisfied within 30 days of sale, whereupon the related borrowings on the warehouse lines of credit are repaid. Because of the short holding period, these loans are carried at the lower of cost or market and no market adjustments were deemed necessary in 2018. JMC’s agreements with its permanent investors include provisions that could require JMC to repurchase loans under certain circumstances, and also provide for the assessment of fees if loans go into default or are refinanced within specified periods of time. JMC has never been required to repurchase a loan and no allowance has been made as of December 31, 2018 for possible repurchases. Fees for early defaults and refinancing amounted to approximately $10 thousand in 2018. No provision for early default or refinancing costs is deemed necessary at December 31, 2018.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

JMC enters into commitments with its customers to originate loans where the interest rate on the loan is determined (locked) prior to funding. While this subjects JMC to the risk interest rates may change from the commitment date to the funding date, JMC simultaneously enters into financial agreements (best efforts forward sales commitments) with its permanent investors giving JMC the right to deliver (put) loans to the investors at specified yields, thus enabling JMC to manage its exposure to changes in interest rates such that JMC is not subject to fluctuations in fair values of these agreements due to changes in interest rates. However, a default by a permanent investor required to purchase loans under such an agreement would expose JMC to potential fluctuations in selling prices of loans due to changes in interest rates. The fair value of rate lock commitments and forward sales commitments was considered immaterial at December 31, 2018. Gains and losses on the sale of mortgages as well as origination fees, brokerage fees, interest rate lock-in fees and other fees paid by mortgagors are included in “Mortgage banking income” on the Bank’s consolidated income statement.

Purchased Credit Impaired Loans

On April 21, 2015, the Bank purchased loans totaling $12.2 million at a fair value discount of $554 thousand. The estimated fair value of the performing portfolio was $9.0 million. The excess of expected cash flows above the fair value of the performing portion of loans will be accreted to interest income over the remaining lives of the loans in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 310-20.

Certain loans, those for which specific credit-related deterioration since origination was identified, are recorded at fair value, reflecting the present value of the amounts expected to be collected. Income recognition on these loans is based on reasonable expectations about the timing and amount of cash flows to be collected. All of these loans are in the commercial segment of the Bank’s loan portfolio.

The following table details the acquired loans that are accounted for in accordance with FASB ASC 310-30 as of April 21, 2015:

2015
Contractually required payments receivable of loans purchased	$3,065,796
Contractual cash flows not expected to be collected (nonaccretable difference)	(301,804)
Cash flows expected to be collected at time of purchase	2,763,992
Interest component of expected cash flows (accretable yield)	(53,735)
Fair value of acquired loans at time of purchase accounted for under FASB ASC 310-30	$2,710,257

Because there is no initial credit valuation allowance recorded, the Bank will establish a post-acquisition allowance for loan losses which subsequently arise on the acquired loans. The Bank did not increase the allowance for loan losses during the years ended December 31, 2018 or 2017 for the purchased loans above.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance for loan losses when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

During these evaluations, particular characteristics associated with a segment of the loan portfolio are also considered. These characteristics are detailed below:

•	Commercial loans not secured by real estate carry risks associated with the successful operation of a business, and the repayments of these loans depend on the profitability and cash flows of the business. Additional risk relates to the value of collateral where depreciation occurs and the valuation is less precise.

•	Nonresidential real estate loans are loans secured by commercial real estate and carry risks associated with the success of the business and the ability to generate a positive cash flow sufficient to service debts. Real estate security diminishes risks only to the extent that a market exists for the subject collateral.

•	Consumer loans carry risks associated with the continued credit-worthiness of the borrower and the value of the collateral, such as automobiles, which may depreciate more rapidly than other assets. In addition, these loans may be unsecured. Consumer loans are more likely than real estate loans to be immediately affected in an adverse manner by job loss, divorce, illness or personal bankruptcy.

•	Real estate secured construction loans, including land development loans, carry risks that a project will not be completed as scheduled and budgeted and that the value of the collateral may, at any point, be less than the principal amount of the loan. Additional risks may occur if the general contractor, who may not be a loan customer, is unable to finish the project as planned due to financial pressures unrelated to the project.

•	Residential real estate and home equity loans carry risks associated with the continued credit-worthiness of the borrower and changes in the value of the collateral.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

The allowance for loan losses consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical charge-off experience and expected loss given default derived from the Bank’s internal risk rating process. Other adjustments may be made to the allowance for loan losses for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or internal risk rating data. These qualitative factors include such items as regional and national economic conditions, interest rates and unemployment rates, management’s ongoing review and grading of the loan portfolio, the risk characteristics of the various classifications of loans, changes in the size and character of the loan portfolio, changes in lending personnel, changes in underwriting policies, concentrations of loans to specific borrowers or industries, and other qualitative and quantitative factors which could affect potential credit losses.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

The Bank uses a risk grading system for real estate (including construction, residential, non-residential and home equity loans), commercial, and consumer loans. Loans are graded on a scale from 1 to 9. Non-impaired real estate and commercial loans are assigned an allowance factor which increases with the severity of risk grading. A general description of the characteristics of the risk grades is as follows:

Pass Grades

•	Risk Grade 1 loans have little or no risk and are generally secured by cash or cash equivalents;

•	Risk Grade 2 loans have minimal risk to well qualified borrowers and no significant questions as to safety;

•	Risk Grade 3 loans are satisfactory loans with strong borrowers and secondary sources of repayment;

•	Risk Grade 4 loans are satisfactory loans with borrowers not as strong as Risk Grade 3 loans but may exhibit a higher degree of financial risk based on the type of business supporting the loan; and

•	Risk Grade 5 loans are loans that warrant more than the normal level of supervision and have the possibility of an event occurring that may weaken the borrower’s ability to repay.

Special Mention

•	Risk Grade 6 loans have increasing potential weaknesses beyond those at which the loan originally was granted and if not addressed could lead to inadequately protecting the Bank’s credit position.

Classified Grades

•	Risk Grade 7 loans are substandard loans and are inadequately protected by the current sound worth or paying capacity of the obligor or the collateral pledged. These have well defined weaknesses that jeopardize the liquidation of the debt with the distinct possibility the Bank will sustain some loss if the deficiencies are not corrected;

•	Risk Grade 8 loans are doubtful of collection and the possibility of loss is high but pending specific borrower plans for recovery, its classification as a loss is deferred until its more exact status is determined; and

•	Risk Grade 9 loans are loss loans which are considered uncollectable and of such little value that their continuance as a bank asset is not warranted.

Troubled Debt Restructurings

In situations where, for economic or legal reasons related to a borrower’s financial condition, management may grant a concession to the borrower that it would not otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). Management strives to identify borrowers in financial difficulty early and works with them to modify their loan to more affordable terms before their loan reaches nonaccrual status. These modified terms may include interest rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where borrowers are granted new terms that provide for a reduction of either interest or principal, management measures any impairment on the restructuring as noted above for impaired loans.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank—put presumptively beyond reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Premises and Equipment

Furniture, equipment and leasehold improvements are carried at cost less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Land is carried at cost.

Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets.

Bank Owned Life Insurance

The Bank has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than fifty percent (50%) likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Bank did not recognize any uncertain tax positions at December 31, 2018 and 2017.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of income.

The Bank’s results for the years ended December 31, 2018 and 2017 include the effect of the Tax Cuts and Jobs Act (the “Tax Act”), which was signed into law on December 22, 2017. Among other things, the Tax Act permanently lowered the federal corporate income tax rate to 21% from the maximum rate prior to the passage of the Tax Act of 35%, effective January 1, 2018. As a result of the federal corporate income tax rate, U.S. GAAP required companies to re-measure their deferred tax assets and deferred tax liabilities, including those accounted for in accumulated other comprehensive income (loss), as of the date of the Tax Act’s enactment and record the corresponding effects in income tax expense in the fourth quarter of 2017. As a result of the permanent reduction in the corporate income tax rate, the Bank recognized a reduction in the value of its net deferred tax asset and recorded a corresponding incremental increase of $708 thousand of income tax expense in the Bank’s consolidated statement of income for the year ended December 31, 2017. The Bank’s evaluation of the effect of the Tax Act is considered a preliminary estimate and is subject to refinement for up to one year. No material adjustments were recorded during the year ended December 31, 2018.

Other Real Estate Owned

Other real estate owned consists of properties acquired through foreclosure. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These properties are initially recorded and carried at fair value less estimated costs to sell, establishing a new cost basis. Losses from the acquisition of property in full or partial satisfaction of loans are charged against the allowance for loan losses. Subsequent write-downs, if any, are charged to expense. Operating costs after acquisition are expensed. Gains and losses on the sales of foreclosed properties are included in determining net income in the year of sale. At December 31, 2018 and 2017, the Bank did not have any other real estate owned. At December 31, 2018 and 2017, there were no residential real estate mortgages in the process of foreclosure.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs totaled $145 thousand and $132 thousand for the years ended December 31, 2018 and 2017, respectively.

Comprehensive Income

U.S. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on investment securities available for sale, are reported as a separate component of the shareholders’ equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 14—Fair Value Measurements. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on and off-balance sheet financial instruments do not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

Earnings Per Share

Basic earnings per common share represent income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank are related solely to outstanding stock options and stock warrants, and are determined using the treasury stock method.

Stock Compensation Plan

At December 31, 2018 and 2017, the Bank had a stock compensation plan. The Bank accounts for this plan under the recognition and measurement principles of accounting guidance which requires the cost of employee services received in exchange for an award of equity instruments be recognized in the financial statements over the period the employee is required to perform services (usually the vesting period).

Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders’ equity.

Adoption of New Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842).” Among other things, in the amendments in ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The FASB made subsequent amendments to Topic 842 in July 2018 through ASU 2018-10 (“Codification Improvements to Topic 842, Leases.”) and ASU 2018-11 (“Leases (Topic 842): Targeted Improvements.”) Among these amendments is the provision in ASU 2018-11 that provides entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts the new leases standard will continue to be in accordance with current U.S. GAAP (Topic 840, Leases). The effect of adopting this standard on January 1, 2019 was an approximate $3.8 million increase in assets and liabilities on the Bank’s consolidated balance sheet.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments in this ASU, among other things, require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available for sale debt investment securities and purchased financial assets with credit deterioration. For public companies that are not Securities and Exchange Commission (“SEC”) filers, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Bank is currently assessing the impact that ASU 2016-13 will have on its consolidated financial statements. The Bank is currently working with a third party vendor that uses the discounted cash flow method and will provide vintage analysis disclosures for financial reporting. The Bank provides a database of proprietary historic portfolio data to assist the third party vendor. The Bank also participates in several professional roundtable groups to share and collect information on best practices.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. The amendments in this ASU simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Instead, under the amendments in this ASU, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Public business entities that are not SEC filers should adopt the amendments in this ASU for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2020. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Bank does not expect the adoption of ASU 2017-04 to have a material impact on its consolidated financial statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

In March 2017, the FASB issued ASU 2017-08, “Receivables—Nonrefundable Fees and Other Costs (Subtopic 310-20), Premium Amortization on Purchased Callable Debt Securities.” The amendments in this ASU shorten the amortization period for certain callable debt securities purchased at a premium. Upon adoption of the standard, premiums on these qualifying callable debt securities will be amortized to the earliest call date. Discounts on purchased debt securities will continue to be accreted to maturity. The amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. Upon transition, entities should apply the guidance on a modified retrospective basis, with a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption and provide the disclosures required for a change in accounting principle. The Bank is currently assessing the impact that ASU 2017-08 will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” The amendments expand the scope of Topic 718 to include share-based payments issued to non-employees for goods or services, which were previously excluded. The amendments will align the accounting for share-based payments to nonemployees and employees more similarly. The amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Bank does not expect the adoption of ASU 2018-07 to have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty. Certain disclosure requirements in Topic 820 are also removed or modified. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain of the amendments are to be applied prospectively while others are to be applied retrospectively. Early adoption is permitted. The Bank does not expect the adoption of ASU 2018-13 to have a material impact on its consolidated financial statements.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2. Investment Securities

Amortized cost and fair values of investment securities available for sale as of December 31, 2018 and 2017, are as follows:

	2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities of U.S. government and Federal agencies	$3,000,000	$—	$(101,326)	$2,898,674
Subordinated debt investments	2,003,348	27,928	—	2,031,276
Mortgage-backed securities	62,350,110	—	(1,494,365)	60,855,745
Municipals	8,228,363	—	(246,045)	7,982,318
	$75,581,821	$27,928	$(1,841,736)	$73,768,013

	2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities of U.S. government and Federal agencies	$3,000,000	$—	$(74,130)	$2,925,870
Subordinated debt investments	2,004,689	66,250	(2,664)	2,068,275
Mortgage-backed securities	54,948,297	—	(776,122)	54,172,175
Municipals	8,306,982	—	(198,050)	8,108,932
	$68,259,968	$66,250	$(1,050,966)	$67,275,252

The amortized cost and fair value of investment securities available for sale as of December 31, 2018 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations without penalties.

	2018
	Amortized Cost	Fair Value
One to three years	$2,000,000	$1,946,830
Three to five years	—	—
Five to ten years	33,554,107	32,890,889
Greater than ten years	40,027,714	38,930,294
	$75,581,821	$73,768,013

For the years ended December 31, 2018 and 2017, proceeds from sales of investment securities available for sale were $0 and $26.6 million, respectively. For the years ended December 31, 2018 and 2017, gross realized gains were $0 and $69 thousand, respectively, on the sale of investment securities available for sale. For the years ended December 31, 2018 and 2017, gross realized losses were $0 and $174 thousand, respectively, on the sale of investment securities available for sale.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2. Investment Securities (Continued)

At December 31, 2018 and 2017, investment securities available for sale in an unrealized loss position that are temporarily impaired are as follows:

	2018
	Less than 12 months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities of U.S. government and Federal agencies	$—	$—	$2,898,674	$(101,326)	$2,898,674	$(101,326)
Mortgage-backed securities	17,181,254	(149,788)	43,674,491	(1,344,577)	60,855,745	(1,494,365)
Municipals	—	—	7,982,318	(246,045)	7,982,318	(246,045)
	$17,181,254	$(149,788)	$54,555,483	$(1,691,948)	$71,736,736	$(1,841,736)

	2017
	Less than 12 months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities of U.S. government and Federal agencies	$—	$—	$2,925,870	$(74,130)	$2,925,870	$(74,130)
Subordinated debt securities	502,025	(2,664)	—	—	502,025	(2,664)
Mortgage-backed securities	41,228,354	(445,790)	12,943,821	(330,332)	54,172,175	(776,122)
Municipals	776,781	(8,241)	7,332,151	(189,809)	8,108,932	(198,050)
	$42,507,160	$(456,695)	$23,201,842	$(594,271)	$65,709,002	$(1,050,966)

The tables above provide summaries of investment securities available for sale which were in an unrealized loss position deemed not to be other-than-temporarily impaired at December 31, 2018 and 2017. The Bank had 45 investment securities available for sale with a fair value of $71.7 million that were temporarily impaired at December 31, 2018. The total unrealized loss on these investment securities available for sale was $1.8 million. Of the temporarily impaired total, 41 investment securities available for sale with a fair value of $54.6 million had an unrealized loss of $1.7 million that have been in a continuous loss position for twelve months or more. The Bank has determined that these investment securities available for sale are temporarily impaired at December 31, 2018 for the reasons set out below.

U.S. government and Federal agencies. The unrealized losses of $101 thousand on U.S. government and Federal agency investment securities stemmed from 2 investment securities with a fair value of $2.9 million. The unrealized losses were caused by interest rate and market fluctuations. The contractual term of the instrument does not permit the issuer to settle the security at a price less than the cost basis of the investment. The Bank is monitoring bond market trends to develop strategies to address unrealized losses. Because the Bank does not intend to sell the investment securities and it is not likely that the Bank will be required to sell the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2. Investment Securities (Continued)

U.S. Government Issued Mortgage-Backed Securities. The unrealized losses of $1.3 million on U.S. Government issued mortgage-backed securities stemmed from 22 investment securities with a fair value of $43.7 million. The unrealized losses were caused by interest rate and market fluctuations. The contractual term of the instrument does not permit the issuer to settle the security at a price less than the cost basis of the investment. The Bank is monitoring bond market trends to develop strategies to address unrealized losses. Because the Bank does not intend to sell the investment securities and it is not likely that the Bank will be required to sell the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

State and political subdivisions. This category exhibits unrealized losses of $246 thousand on 17 investment securities with a fair value of $8.0 million. The Bank reviewed financial statements and cash flows for the each of the investment securities in a continuous loss position for more than 12 months. The Bank’s analysis determined that the unrealized losses are primarily the result of interest rate and market fluctuations and not associated with impaired financial status. The contractual terms of the investments do not permit the issuer to settle the securities at a price less than the cost basis of each investment. Because the Bank does not intend to sell any of the investment securities and it is not likely that the Bank will be required to sell any of the investment securities before recovery of their amortized cost basis, which may be at maturity, the Bank does not consider the investment securities to be other-than-temporarily impaired.

As of December 31, 2017, there were 26 investment securities available for sale with a fair value of $23.2 million and an unrealized loss of $594 thousand that have been in a continuous loss position for twelve months or more.

An impairment is considered “other-than-temporary” if any of the following conditions are met: the Bank intends to sell the investment security, it is more likely than not that the Bank will be required to sell the investment security before recovery of its amortized cost basis, or the Bank does not expect to recover the investment securities entire amortized cost (even if the Bank does not intend to sell). Based on the Bank’s evaluation, management does not believe any unrealized loss at December 31, 2018, represents an other-than-temporary impairment as these unrealized losses are primarily attributable to current financial market conditions for these types of investments, particularly changes in interest rates, and are not attributable to credit deterioration. The Bank does not intend to sell any investment security before recovery of its amortized cost basis, and the Bank expects to recover its investment securities’ entire amortized cost basis. None of the investment securities in the Bank’s investment securities portfolio are considered other-than-temporarily impaired at December 31, 2018 or 2017.

The Bank pledges investment securities available for sale to secure public deposits and to collateralize its borrowing capacity with the FRB. Investment securities available for sale with an aggregate fair value of $4.5 million and $5.0 million were pledged at December 31, 2018 and 2017, respectively.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses

A summary of the balances of loans follows:

	2018	2017
Real Estate Mortgage:
Construction and land development	$19,338,098	$25,416,681
Residential real estate	84,348,516	78,851,632
Nonresidential	156,717,990	131,352,855
Home equity loans	23,721,405	22,435,227
Commercial	35,044,446	31,158,794
Consumer	3,182,365	1,604,242
Loans, gross	$322,352,820	$290,819,431
Less: Allowance for loan losses	4,010,192	3,604,467
Loans, net	$318,342,628	$287,214,964

Overdrafts totaling $8 thousand and $9 thousand at December 31, 2018 and 2017 were reclassified from deposits to loans. Net deferred loan fees included above totaled $788 thousand and $635 thousand at December 31, 2018 and 2017, respectively.

Loans held for sale consists of loans originated by JMC for sale in the secondary market. Loans held for sale as of December 31, 2018 and 2017 were $2.9 million and $0, respectively.

Purchased Loans

The following table presents the outstanding balance and carrying amount as of December 31, 2018 and 2017 of loans purchased during 2015. The purchased loans below are included in the summary of the balances of loans above.

	2018	2017
Outstanding principal balance of purchased loans	$4,242,709	$5,186,535
Carrying amount of purchased loans	$4,068,399	$4,989,804

Included in the loans purchased during 2015 were certain loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The outstanding balance and carrying amount of these loans as of December 31, 2018 and 2017 is as follows:

	2018	2017
Outstanding principal balance of purchased credit impaired loans	$1,601,280	$1,951,846
Carrying amount	$1,436,482	$1,789,048

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses (Continued)

The following table presents changes in the accretable yield on purchased credit impaired loans, for which the Bank applies ASC 310-30, for the years ended December 31, 2018 and 2017:

	2018	2017
Balance at January 1,	$15,162	$23,984
Reclassification from nonaccretable difference	—	148,782
Accretion	(3,495)	(157,604)
Balance at December 31,	$11,667	$15,162

The Bank did not increase the allowance for loan losses during the years ended December 31, 2018 or 2017 for the purchased credit impaired loans above. No allowance for loan losses were reversed related to purchased loans during the years ended December 31, 2018 or 2017.

Information on impaired loans, excluding purchased credit impaired loans, at December 31, 2018 is included in the following table:

	2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Impaired Balance	Interest Income Recognized
With No Related Allowance
Real Estate Mortgage:
Home equity loans	$51,241	$51,241	$—	$51,715	$—
Total with no related allowance	$51,241	$51,241	$—	$51,715	$—
With A Related Allowance
Real Estate Mortgage:
Home equity loans	$—	$—	$—	$—	$—
Total with a related allowance	$—	$—	$—	$—	$—
Total impaired loans	$51,241	$51,241	$—	$51,715	$—

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses (Continued)

Information on impaired loans, excluding purchased credit impaired loans, at December 31, 2017 is included in the following table:

	2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Impaired Balance	Interest Income Recognized
With No Related Allowance
Real Estate Mortgage:
Home equity loans	$54,026	$54,026	$—	$57,726	$—
Total with no related allowance	$54,026	$54,026	$—	$57,726	$—
With A Related Allowance
Real Estate Mortgage:
Home equity loans	$—	$—	$—	$—	$—
Total with a related allowance	$—	$—	$—	$—	$—
Total impaired loans	$54,026	$54,026	$—	$57,726	$—

Information on past due and nonaccrual status loans at December 31, 2018 is included in the following table:

December 31, 2018	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due	Current	Total Loans	Nonaccrual Loans	Over 90 Days & Accruing
Real Estate Mortgage:
Construction and land development	$—	$—	$—	$—	$19,338,098	$19,338,098	$—	$—
Residential real estate	267,026	—	—	267,026	84,081,490	84,348,516	—	—
Nonresidential	429,936	—	—	429,936	156,288,054	156,717,990	—	—
Home equity loans	—	—	—	—	23,721,405	23,721,405	51,241	—
Commercial	—	—	—	—	35,044,446	35,044,446	—	—
Consumer	—	—	—	—	3,182,365	3,182,365	—	—
Total	$696,962	$—	$—	$696,962	$321,655,858	$322,352,820	$51,241	$—

Information on past due and nonaccrual status loans at December 31, 2017 is included in the following table:

December 31, 2017	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days Past Due	Total Past Due	Current	Total Loans	Nonaccrual Loans	Over 90 Days & Accruing
Real Estate Mortgage:
Construction and land development	$—	$—	$—	$—	$25,416,681	$25,416,681	$—	$—
Residential real estate	—	—	—	—	78,851,632	78,851,632	—	—
Nonresidential	—	—	—	—	131,352,855	131,352,855	—	—
Home equity loans	—	—	—	—	22,435,227	22,435,227	54,026	—
Commercial	37,540	—	—	37,540	31,121,254	31,158,794	—	—
Consumer	—	—	—	—	1,604,242	1,604,242	—	—
Total	$37,540	$—	$—	$37,540	$290,781,890	$290,819,431	$54,026	$—

If interest on nonaccrual loans had been accrued, such income would have approximated $12 thousand and $4 thousand for the years ended December 31, 2018 and 2017, respectively.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses (Continued)

The Bank had no TDRs as of December 31, 2018 or 2017. No loans identified as TDRs subsequently defaulted in the years ending December 31, 2018 or 2017.

When a loan is identified as a TDR, it is evaluated for potential loss based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the estimated fair value of the collateral, less selling costs if the loan is collateral dependent. Loans identified as TDRs frequently are on nonaccrual status at the time of restructuring.

The following is a summary of information pertaining to loans by internal risk grade as of December 31, 2018 and 2017:

	December 31, 2018
	Real Estate Mortgage
Internal Risk Rating Grades	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Pass	$19,338,098	$83,715,750	$154,416,715	$23,670,164	$33,515,044	$3,182,365	$317,838,136
Special Mention	—	632,766	2,301,275	—	1,529,402	—	4,463,443
Substandard	—	—	—	51,241	—	—	51,241
Doubtful	—	—	—	—	—	—	—
Total Loans	$19,338,098	$84,348,516	$156,717,990	$23,721,405	$35,044,446	$3,182,365	$322,352,820

	December 31, 2017
	Real Estate Mortgage
Internal Risk Rating Grades	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Pass	$25,416,681	$78,276,614	$130,609,424	$22,381,201	$29,817,894	$1,604,242	$288,106,056
Special Mention	—	575,018	743,431	—	1,340,900	—	2,659,349
Substandard	—	—	—	54,026	—	—	54,026
Doubtful	—	—	—	—	—	—	—
Total Loans	$25,416,681	$78,851,632	$131,352,855	$22,435,227	$31,158,794	$1,604,242	$290,819,431

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses (Continued)

The following table presents a rollforward of the Bank’s allowance for loan losses for the year ended December 31, 2018:

	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance as of January 1, 2018	$288,149	$1,008,374	$1,640,518	$281,215	$368,417	$17,794	$3,604,467
Charge-offs	—	—	—	—	—	(3,542)	(3,542)
Recoveries	—	—	—	—	—	667	667
Provision for Loan Losses	(85,304)	132,601	231,624	38,541	68,551	22,587	408,600
Ending Balance	$202,845	$1,140,975	$1,872,142	$319,756	$436,968	$37,506	$4,010,192
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	202,845	1,140,975	1,872,142	319,756	436,968	37,506	4,010,192
Purchased credit impaired loans	—	—	—	—	—	—	—
Total ending balance	$202,845	$1,140,975	$1,872,142	$319,756	$436,968	$37,506	$4,010,192
Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$51,241	$—	$—	$51,241
Collectively evaluated for impairment	19,338,098	84,348,516	156,717,990	23,670,164	33,607,964	3,182,365	320,865,097
Purchased credit impaired loans	—	—	—	—	1,436,482	—	1,436,482
Total	$19,338,098	$84,348,516	$156,717,990	$23,721,405	$35,044,446	$3,182,365	$322,352,820

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3. Loans and Allowance for Loan Losses (Continued)

The following table presents a rollforward of the Bank’s allowance for loan losses for the year ended December 31, 2017:

	Real Estate Mortgage
	Construction	Residential	Nonresidential	Home Equity	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance as of January 1, 2017	$200,534	$911,292	$1,524,372	$258,335	$268,873	$24,714	$3,188,120
Charge-offs	—	—	—	—	—	(24,164)	(24,164)
Recoveries	—	—	—	—	54,964	2,202	57,166
Provision for Loan Losses	87,615	97,082	116,146	22,880	44,580	15,042	383,345
Ending Balance	$288,149	$1,008,374	$1,640,518	$281,215	$368,417	$17,794	$3,604,467
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	288,149	1,008,374	1,640,518	281,215	368,417	17,794	3,604,467
Purchased credit impaired loans	—	—	—	—	—	—	—
Total ending balance	$288,149	$1,008,374	$1,640,518	$281,215	$368,417	$17,794	$3,604,467
Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$54,026	$—	$—	$54,026
Collectively evaluated for impairment	25,416,681	78,851,632	131,352,855	22,381,201	29,369,746	1,604,242	288,976,357
Purchased credit impaired loans	—	—	—	—	1,789,048	—	1,789,048
Total	$25,416,681	$78,851,632	$131,352,855	$22,435,227	$31,158,794	$1,604,242	$290,819,431

Note 4. Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment follows:

	2018	2017
Land	$422,093	$422,093
Building	2,348,239	2,348,239
Furniture, fixtures and equipment	1,723,158	1,565,835
Leasehold improvements	642,424	628,098
Property held under capital lease (Note 9)	970,000	970,000
Construction in progress	11,041	—
	$6,116,955	$5,934,265
Less accumulated depreciation	(2,308,732)	(1,911,589)
	$3,808,223	$4,022,676

For the years ended December 31, 2018 and 2017, depreciation expense was $397 thousand and $292 thousand, respectively.

See Note 8—Purchase of Interest in Property and Note Payable for further information.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5. Related Party Transactions

Executive officers, directors and their affiliates had credit outstanding of $10.0 million and $9.6 million at December 31, 2018 and 2017, respectively, with the Bank. During the year ended December 31, 2018, total principal additions and new loans were $3.3 million and total principal repayments were $3.0 million. Unfunded commitments totaled $1.8 million and $2.3 million as of December 31, 2018 and 2017, respectively.

The Bank provides JMC with a warehouse line of credit in the amount of $5.5 million. The interest rate is the three month London Interbank Borrowing Rate (“LIBOR”) plus 1.75% (4.50% at December 31, 2018). The rate is subject to change the first day of every month. Amounts borrowed are collateralized by a security interest in the new mortgage loans financed under the line and are payable upon demand. The warehouse line of credit is set to renew or mature in March 2019. The balance outstanding on the warehouse line of credit at December 31, 2018 was $2.5 million and was eliminated in consolidation.

Deposits from related parties held by the Bank amounted to $4.9 million at each of December 31, 2018 and 2017, respectively. In addition, in the normal course of business, the Bank holds the majority of JMC’s cash and cash equivalents. As of December 31, 2018, this amount was approximately $1.1 million and was eliminated in consolidation.

The Bank entered into a lease agreement for 520 William Street, Fredericksburg, Virginia with 520 William Street, LLC of which a member of the Bank’s board of directors is the managing partner. The initial term of the lease is for five years with four, five year renewal options for a total of 25 years. The annual rent for the initial term of the lease is $48 thousand and will increase 10% at each option renewal.

JMC leases one office from an affiliate owned, in part, by the two primary operating officers of JMC. The lease is renewed through August 31, 2021, and the annual rent for the lease is $30 thousand.

The Bank leases to JMC office space in one of its branches located in Fredericksburg, Virginia under a month-to-month agreement. The annual rent for the lease is $4 thousand.

These transactions occurred in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 6. Deposits

Deposits as of December 31, 2018 and 2017 were as follows:

	2018	2017
Noninterest bearing accounts	$56,675,694	$47,189,275
Interest-bearing checking accounts	18,085,701	19,300,671
Money market accounts	82,535,396	77,267,088
Savings accounts	16,992,094	16,907,643
Time deposits of $250 thousand and over	70,820,902	69,693,246
Other time deposits	85,454,029	82,719,490
Total	$330,563,816	$313,077,413

Time deposits of $250 thousand and over include Brokered and Certificate of Deposit Account Registry Service (“CDARS”) deposits.

Remaining maturities on time deposits are as follows:

2019	$63,488,366
2020	54,423,331
2021	14,479,637
2022	15,703,734
2023	8,179,864
$156,274,931

Time deposits of $250 thousand and over totaled $70.8 million and $69.7 million at December 31, 2018 and 2017, respectively. Of this amount, brokered time deposits totaled $21.7 million and $24.0 million at December 31, 2018 and 2017, respectively. The Bank had no depositors with balances greater than 5% of total deposits as of December 31, 2018 or 2017, respectively.

The Bank began offering CDARS in 2017 through a third party provider. The Bank had $5.0 million in CDARS deposits at each of December 31, 2018 and 2017, respectively.

Note 7. Available Credit and Borrowings

The Bank had a credit line available and unused with the FHLB totaling approximately $62.0 million and $66.6 million at December 31, 2018 and 2017, respectively.

The Bank’s borrowings with the FHLB at December 31, 2018 consisted of twelve fixed rate advances and one variable rate advance. The Bank’s borrowings with the FHLB at December 31, 2017 consisted of eight fixed rate advances. The balance outstanding was $43.0 million and $28.5 million as of December 31, 2018 and 2017, respectively. The advances are collateralized by 1-4 family residential loans with a carrying value of $61.2 million and $55.2 million as of December 31, 2018 and 2017, respectively. The remaining lendable collateral value at December 31, 2018 and 2017 totaled $18.2 million and $26.7 million, respectively. Payments are due based on the individual terms of the borrowing contracts and are interest only. Interest expense of $503 thousand $462 thousand was incurred during the years ending December 31, 2018 and 2017, respectively.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 7. Available Credit and Borrowings (Continued)

At December 31, 2018, the Bank had advances from the FHLB consisting of the following:

Advance Type	Interest Rate	Maturity Date	Advance Amount
Fixed Rate	2.42%	01/03/19	$2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.42%	01/03/19	2,500,000
Fixed Rate	2.47%	01/14/19	3,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	2.51%	01/22/19	3,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	2.51%	01/22/19	2,000,000
Fixed Rate	1.66%	06/03/19	3,000,000
Variable Rate	2.65%	07/03/19	12,500,000
Fixed Rate	1.17%	09/27/19	1,000,000
Fixed Rate	1.76%	01/13/20	4,500,000
Total advances outstanding			$43,000,000

At December 31, 2017, the Bank had advances from the FHLB consisting of the following:

Advance Type	Interest Rate	Maturity Date	Advance Amount
Fixed Rate	1.40%	01/16/18	$5,000,000
Fixed Rate	1.41%	01/29/18	5,500,000
Fixed Rate	1.41%	01/29/18	3,000,000
Fixed Rate	1.35%	06/11/18	4,500,000
Fixed Rate	1.11%	09/04/18	2,000,000
Fixed Rate	1.66%	06/03/19	3,000,000
Fixed Rate	1.17%	09/27/19	1,000,000
Fixed Rate	1.76%	01/13/20	4,500,000
Total advances outstanding			$28,500,000

As of December 31, 2018, the contractual maturities of FHLB advances are as follows for the years ending:

2019	$38,500,000
2020	4,500,000
$43,000,000

The Bank had unsecured federal fund lines available with five correspondent banks totaling $19.0 million available for overnight borrowing at each of December 31, 2018 and 2017, respectively. These lines were not drawn upon at December 31, 2018 or 2017, respectively.

The Bank has pledged investment securities available for sale with a combined market value of $1.6 million and $1.9 million with the FRB to secure Discount Window borrowings at December 31, 2018 and 2017, respectively. At December 31, 2018 and 2017, there were no outstanding borrowings under this facility.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 7. Available Credit and Borrowings (Continued)

In addition to the warehouse line of credit the Bank provides JMC, JMC also has a warehouse line of credit with another financial institution in the amount of $3.0 million. The interest rate is the weekly average of the one month LIBOR plus 1.75%, not less than 2.00% (4.875% at December 31, 2018). The rate is subject to change the first day of every month. Amounts borrowed are collateralized by a security interest in the mortgage loans financed under the line and are payable upon demand. The warehouse line of credit is set to renew or mature on May 31, 2019. The balance outstanding on this warehouse line of credit at December 31, 2018 was $307 thousand. Interest expense on the warehouse lines of credit was $54 thousand for the year ending December 31, 2018.

Note 8. Purchase of Interest in Property and Note Payable

On December 14, 2012, the Bank exercised the option to purchase a one-half undivided interest in 410 William Street, Fredericksburg, Virginia. The Bank purchased a one-half interest in the land for cash in the amount of $416 thousand, plus additional settlement costs of $6 thousand, and assumption of one-half of the remaining deed of trust loan. The Bank indemnified the indemnities, who are the personal guarantors of the deed of trust loan in the amount of $886 thousand, which was one-half of the outstanding balance of the loan as of the purchase date.

The Bank has a remaining obligation under the note payable of $727 thousand as of December 31, 2018. The loan was refinanced on April 30, 2015 with a twenty-five year amortization. The interest rate is fixed at 3.60% for the first 10 years, and then becomes a variable rate of 3.0% plus the 10 year Treasury rate until maturity.

The following is a schedule by years of future principal payments required under the note payable as of December 31, 2018:

During the year ending December 31:
2019	$22,937
2020	23,776
2021	24,646
2022	25,548
2023	26,483
Due thereafter	603,401
Total remaining obligation	$726,791

Note 9. Leases

Leased property under a capital lease as of December 31, 2018 and 2017 are as follows:

Classes of Property	2018	2017
Property held under capital lease	$970,000	$970,000
Less accumulated depreciation	(588,466)	(510,866)
	$381,534	$459,134

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 9. Leases (Continued)

The following is a schedule of the future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 2018:

Year ending December 31:
2019	$77,088
2020	77,088
2021	77,088
2022	77,088
2023	77,088
Later years	1,271,897
Total minimum lease payments	$1,657,337
Less: Amount representing interest	504,791
Less: Discount on liability under capital lease	429,551
Liability under capital lease	$722,995

The interest rate on the capital lease is imputed based on the Bank’s incremental borrowing rate at the inception of the refinanced loan. The lease term is 25 years and is set to expire in November 2034, with an option to extend for a period of 5 years.

As of December 31, 2018, the Bank had lease agreements for seven operating locations. Six leases qualify as operating leases, including land at 410 William Street, Fredericksburg, Virginia and one qualifies as a capital lease as described above. As of December 31, 2018, JMC had lease agreements for three operating locations, all of which qualify as operating leases.

Following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2018:

During the year ending December 31:
2019	$438,911
2020	388,499
2021	260,012
2022	245,035
2023	250,245
Due thereafter	1,431,063
$3,013,765

Total rent expense for the years ended December 31, 2018 and 2017 amounted to $444 thousand and $384 thousand, respectively, and is included in occupancy and equipment expense on the Bank’s consolidated statements of income.

Note 10. Income Taxes

The Bank files income tax returns in the U.S. federal jurisdiction. With few exceptions, the Bank is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years prior to 2015.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 10. Income Taxes (Continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2018 and 2017 are presented below:

	2018	2017
Deferred Tax Assets:
Allowance for loan losses	$870,244	$775,421
Organizational and start-up expenses	61,648	75,026
Non-accrual loan interest	2,646	994
Stock based compensation	18,711	26,071
Deferred loan income	203,799	176,707
Depreciation	55,518	30,046
Unrealized loss on investment securities available for sale	380,900	219,591
Total deferred tax assets, net	$1,593,466	$1,303,856

Income tax expense for the year ended December 31, 2017 includes a writedown of net deferred tax assets in the amount of $708 thousand, recorded as a result of the enactment of the Tax Act on December 22, 2017. The Tax Act reduced the corporate federal income tax rate from 34% to 21% effective January 1, 2018.

The provision for income taxes charged to operations for the years ended December 31, 2018 and 2017, respectively consists of the following:

	2018	2017
Current tax expense	$727,111	$703,668
Deferred tax (benefit) expense	(128,301)	522,460
	$598,810	$1,226,128

Income tax expense differed from amounts computed by applying the U. S. federal income tax rate of 21% in the year ending December 31, 2018 and 34% in the year ending December 31, 2017 to income before income tax expense as a result of the following:

	2018	2017
Computed “expected” tax expense	$682,736	$643,428
Increase (decrease) in income taxes resulting from:
Non-deductible expense (including merger expense)	34,781	9,601
Tax exempt interest income	(39,930)	(84,599)
Bank owned life insurance income	(46,159)	(66,680)
Deferred Tax Adjustment for change in income tax rate	—	708,397
Other	(32,618)	15,981
	$598,810	$1,226,128

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 11. Financial Instruments With Off-Balance-Sheet Risk

The Bank is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2018 and 2017, the following financial instruments were outstanding whose contract amounts represent credit risk:

	December 31,
	2018	2017
Unfunded commitments under lines of credit	$77,158,849	$65,554,471
Commercial and standby letters of credit	1,698,759	1,667,908

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management’s credit evaluation of the customer.

Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments, if deemed necessary.

At December 31, 2018, the Bank’s cash and due from banks included three commercial bank deposit accounts that were in excess of the FDIC insured limit of $250 thousand per institution by approximately $10 thousand.

JMC enters into commitments with its customers to originate loans where the interest rate on the loan is determined (locked) prior to funding. While this subjects JMC to the risk interest rates may change from the commitment date to the funding date, JMC simultaneously enters into financial agreements (best efforts forward sales commitments) with its permanent investors giving JMC the right to deliver (put) loans to the investors at specified yields, thus enabling JMC to manage its exposure to changes in interest rates such that JMC is not subject to fluctuations in fair values of these agreements due to changes in interest rates. However, a default by a permanent investor required to purchase loans under such an agreement would expose JMC to potential fluctuations in selling prices of loans due to changes in interest rates. As such, the rate lock commitments and forward sales commitments are considered derivatives. The fair value of rate lock commitments and forward sales commitments was considered immaterial at December 31, 2018, and were not recorded on the Bank’s balance sheet.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12. Minimum Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, financial institutions must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. A financial institution’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require financial institutions to maintain minimum amounts and ratios (set forth in the table below) of Total capital, Tier 1 capital, and Common Equity Tier 1 (“CET1”) capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (“Basel III rules”) became effective on January 1, 2015, with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. In connection with the adoption of the Basel III rules, the Bank elected to opt-out of the requirement to include components of accumulated other comprehensive income (loss) in CET1 capital. Under the Basel III rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conversion buffer is being phased in from 0.0% for 2015 to 2.50% by 2019. The capital conversion buffer for 2018 is 1.875%.

As of December 31, 2018, the most recent notification from the FRB categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum Total risk-based, Tier 1 risk-based, CET1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12. Minimum Regulatory Capital Requirements (Continued)

The Bank’s actual capital amounts and ratios as of December 31, 2018 and 2017 are also presented in the following table:

	Actual		Minimum Capital Requirement		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Amounts in Thousands)
As of December 31, 2018:
Total Capital (to Risk Weighted Assets)	$49,718	14.95%	$26,612	8.00%	$33,265	10.00%
Tier 1 Capital (to Risk Weighted Assets)	$45,708	13.74%	$19,959	6.00%	$26,612	8.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$45,708	13.74%	$14,969	4.50%	$21,622	6.50%
Tier 1 Capital (to Average Assets)	$45,708	10.85%	$16,858	4.00%	$21,073	5.00%
As of December 31, 2017:
Total Capital (to Risk Weighted Assets)	$40,061	13.37%	$23,967	8.00%	$29,959	10.00%
Tier 1 Capital (to Risk Weighted Assets)	$36,457	12.17%	$17,975	6.00%	$23,967	8.00%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$36,457	12.17%	$13,481	4.50%	$19,473	6.50%
Tier 1 Capital (to Average Assets)	$36,457	9.57%	$15,239	4.00%	$19,048	5.00%

Note 13. Capital Transaction

On October 18, 2016, the Bank entered into a Purchase Agreement to raise $7.8 million in equity, net of transaction costs of $766 thousand, through the sale of 929,152 shares of common stock, as well as stock warrants to purchase additional common stock, to a private bank investor. The Bank has used the additional capital for general corporate purposes, including increasing regulatory capital and funding organic growth initiatives. The transaction closed on December 15, 2016.

In addition to the common shares issued as part of the transaction, the Bank also issued to the private bank investor stock warrants to purchase up to an additional 929,152 shares of common stock. The Series A Warrant entitles the private bank investor to purchase up to 464,576 shares of common stock, pursuant to certain terms of exercise as set forth in the Purchase Agreement. The Series B Warrant entitles the private bank investor to purchase up to an additional 464,576 shares of common stock, pursuant to certain terms of exercise as set forth in the Purchase Agreement. The exercise price of both the Series A and Series B Warrants has been set at 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. The Series A and Series B Warrants are exercisable during certain periods that meet certain regulatory capital conditions as set forth in the terms of the Purchase Agreement.

On February 12, 2018, the private bank investor exercised 464,576 of the Series A Warrants and 14,576 of the Series B Warrants issued in connection with the $8.6 million investment in the Bank in 2016. A total of 479,152 Series A and Series B Warrants were exercised for shares of Bank common stock, with gross proceeds to the Bank of approximately $4.5 million. Per the terms of the Series A and Series B Warrants, the exercise price equaled 90% of the Bank’s tangible common equity per share as of the most recent quarter-end preceding the date of exercise. As of December 31, 2018, the private bank investor still holds unexercised Series B Warrants for the purchase of an additional 450,000 shares of Bank common stock.

Both the common stock issued and the remaining Series B Warrants to purchase common stock, if exercised, are subject to a 50% voting agreement between the Bank and the private bank investor. The voting agreement provides that the private bank investor will vote the shares subject to the voting agreement in the same manner and in the same proportion that all other shares of the Bank’s common stock not owned by the private bank investor are voted. The voting agreement also provides that the number of shares subject to the voting agreement may be reduced subject to certain conditions and circumstances.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in the principal or most advantageous market for the asset or liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1—Valuation is based on quoted prices in active markets for identical assets and liabilities.

Level 2—Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3—Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a recurring basis in the financial statements:

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

Investment Securities Available for Sale:

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Currently, all of the Bank’s investment securities available for sale are considered to be Level 2 securities.

The following tables present the balances of financial assets measured at fair value on a recurring basis as of December 31, 2018 and 2017:

		Using
Description	2018	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Investment securities available for sale:
Securities of U.S. government and Federal agencies	$2,898,674	$—	$2,898,674	$—
Subordinated debt investments	2,031,276	—	2,031,276	—
Mortgage-backed securities	60,855,745	—	60,855,745	—
Municipals	7,982,318	—	7,982,318	—
Total investment securities available for sale	$73,768,013	$—	$73,768,013	$—

		Using
Description	2017	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Investment securities available for sale:
Securities of U.S. government and Federal agencies	$2,925,870	$—	$2,925,870	$—
Subordinated debt investments	2,068,275	—	2,068,275	—
Mortgage-backed securities	54,172,175	—	54,172,175	—
Municipals	8,108,932	—	8,108,932	—
Total investment securities available for sale	$67,275,252	$—	$67,275,252	$—

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

Certain financial assets are measured at fair value on a nonrecurring basis in accordance with U.S. GAAP. Adjustments to the fair value of these financial assets usually result from the application of lower of cost or market accounting or write-downs of individual assets.

The following describes the valuation techniques used by the Bank to measure certain financial assets recorded at fair value on a nonrecurring basis in the financial statements:

Loans Held for Sale:

Loans held for sale are loans originated by JMC for sale in the secondary market. Loans originated for sale by JMC are recorded at lower of cost or market. No market adjustments were required at December 31, 2018; therefore, loans held for sale were carried at cost. Because of the short-term nature, the book value of these loans approximates fair value at December 31, 2018.

Impaired Loans:

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected when due. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing a market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’s financial statements if not considered significant. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the allowance for loan losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as a provision for loan losses on the consolidated statements of income.

Other Real Estate Owned:

Other real estate owned (“OREO”) is measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Bank. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3. OREO is measured at fair value on a nonrecurring basis. Any initial fair value adjustment is charged against the allowance for loan losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the consolidated statements of income. The Bank had no OREO as of December 31, 2018 and 2017, respectively.

The Bank had no financial assets measured at fair value on a nonrecurring basis at December 31, 2018 and 2017, respectively.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

Fair Value of Financial Instruments

FASB ASC 825, Financial Instruments, requires disclosure about fair value of financial instruments, including those financial assets and financial liabilities that are not required to be measured and reported at fair value on a recurring or nonrecurring basis. ASC 825 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank. Additionally, in accordance with ASU 2016-01, which the Bank adopted on January 1, 2018 on a prospective basis, the Bank uses the exit price notion, rather than the entry price notion, in calculating the fair values of financial instruments not measured at fair value on a recurring basis.

The estimated fair values, and related carrying amounts, of the Bank’s financial instruments are as follows:

		Fair Value Measurements at December 31, 2018
	Carrying Amount December 31, 2018	Quoted Prices in Active Markets Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
	(Amounts in Thousands)
Financial Assets:
Cash and due from banks	$4,275	$4,275	$—	$—	$4,275
Federal funds sold	1,475	1,475	—	—	1,475
Interest bearing deposits in other banks	2,000	2,000	—	—	2,000
Investment securities available for sale	73,768	—	73,768	—	73,768
Loans held for sale	2,950	—	2,950	—	2,950
Loans, net	318,343	—	—	310,812	310,812
Accrued interest receivable	1,014	—	1,014	—	1,014
Bank owned life insurance	7,607	—	7,607	—	7,607
Financial Liabilities:
Deposits	$330,564	$—	$328,836	$—	$328,836
Federal Home Loan Bank borrowings	43,000	—	43,242	—	43,242
Warehouse line	307	—	307	—	307
Note payable	727	—	—	727	727
Liability under capital lease	723	—	—	723	723
Accrued interest payable	80	—	80	—	80

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

		Fair Value Measurements at December 31, 2017
	Carrying Amount December 31, 2017	Quoted Prices in Active Markets Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance
	(Amounts in Thousands)
Financial Assets:
Cash and due from banks	$4,520	$4,520	$—	$—	$4,520
Federal funds sold	1,077	1,077	—	—	1,077
Interest bearing deposits in other banks	2,000	2,000	—	—	2,000
Investment securities available for sale	67,275	—	67,275	—	67,275
Loans, net	287,215	—	—	286,916	286,916
Accrued interest receivable	902	—	902	—	902
Bank owned life insurance	7,387	—	7,387	—	7,387
Financial Liabilities:
Deposits	$313,077	$—	$314,303	$—	$314,303
Federal Home Loan Bank borrowings	28,500	—	28,291	—	28,291
Note payable	749	—	—	749	749
Liability under capital lease	745	—	—	745	745
Accrued interest payable	41	—	41	—	41

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Bank’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to repay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Bank’s overall interest rate risk.

Note 15.	Stock Compensation Plan

The Bank’s shareholders approved a stock compensation plan (the “2015 Stock Option Plan”) on April 28, 2015. Both incentive stock options and nonqualified stock options may be granted under the 2015 Stock Option Plan. The exercise price of each stock option equals the market price of the Bank’s common stock on the date of grant and a stock option’s maximum term is ten years. For the years ended December 31, 2018 and 2017, the Bank recognized $23 thousand and $10 thousand, respectively, in stock based compensation expense.

The 2015 Stock Option Plan provides for stock options to be granted to the Bank’s directors, officers and employees for up to 500,000 shares of common stock. For the years ended December 31, 2018 and 2017, the Bank granted 15,000 and 12,500 stock options, respectively, to directors, officers and employees. The stock options granted in each of the years ended December 31, 2018 and 2017 will vest over three years.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15.	Stock Compensation Plan (Continued)

The Bank’s previous stock compensation plan (the “2008 Stock Option Plan”) provided for the grant of share based awards in the form of incentive stock options and nonqualified stock options to the Bank’s directors, officers and employees. The 2008 Stock Option Plan provided for awards of up to 315,000 shares of common stock. In April 2015, the 2008 Stock Option Plan was terminated and replaced with the 2015 Stock Option Plan. Stock options outstanding prior to April 28, 2015 were granted under the 2008 Stock Option Plan and shall be subject to the provisions of the 2008 Stock Option Plan.

The 2008 Stock Option Plan also provided for stock options to be granted to seed investors as a reward for the contribution of organizational funds which were at risk if the Bank’s organization had not been successful. Under the 2008 Stock Option Plan, the Bank granted stock options to seed investors in 2008. The stock options granted to seed investors were fully vested upon date of grant.

A summary of stock option transactions for 2018 and 2017 are as follows:

	2018
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Intrinsic Value
Outstanding at beginning of year	355,000	$10.09	2.79 Years
Granted	15,000	13.25
Exercised	(168,000)	10.00
Forfeited	(50,300)	10.05
Outstanding at end of year	151,700	$10.51	4.61 Years	$248,009
Options exercisable at December 31, 2018	130,032	$10.12
Weighted average fair value of options granted during the year	$2.78

The intrinsic value represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock options exceeds the exercise price) that would have been received by the holders had they exercised their stock options on December 31, 2018.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

2018
Dividend yield	0.00%
Expected life	6.5 Years
Expected volatility	7.50%
Risk-free interest rate	2.78%

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15.	Stock Compensation Plan (Continued)

The expected volatility is based on the Bank’s historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on the contractual life and vesting period for the respective stock option. The dividend yield assumption is based on the Bank’s expectation of dividend payouts.

As of December 31, 2018, there was approximately $43 thousand of total unrecognized compensation cost related to share-based compensation arrangements granted under the 2015 Stock Option Plan. That cost is expected to be recognized through 2021.

Note 16.	401(k) Plan

The Bank has adopted a contributory 401(k) profit sharing plan (the “401(k) Plan”) which covers substantially all employees. Participating employees may elect to contribute up to the maximum percentage allowed by the Internal Revenue Service (“IRS”), as defined in the 401(k) Plan. The Bank contributes 3% of the employees’ pay regardless of whether the employees contribute. The Bank also matches 50% of the employees’ contribution, up to 6%. Therefore, in combination, the maximum that the Bank contributes is 6%. The amount charged to expense for the 401(k) Plan for the years ended December 31, 2018 and 2017 was $245 thousand and $231 thousand, respectively.

In addition, JMC sponsors a 401(k) retirement plan (the “JMC 401(k) Plan”) available to all full-time employees who have attained age 18 and have completed one year of service. Participants may contribute up to 75% of their salary, but not in excess of the maximum dollar limit imposed by the IRS. JMC matches employees’ contributions at a rate of $0.50 on the dollar on the first 6% of each participant’s compensation. The amount charged to expense for the JMC 401(k) Plan for the year ended December 31, 2018 was $17 thousand.

Note 17.	Earnings per Share

Basic earnings per common share represent income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per common share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and stock warrants and are determined using the treasury stock method. Refer to Note 13—Capital Transaction for further information regarding stock warrants.

The following shows the weighted-average number of common shares used in computing earnings per common share and the effect of the weighted-average number of common shares of dilutive potential common stock. Dilutive potential common stock has no effect on income available to common shareholders. There were 15,000 and 0 stock options, respectively, excluded from the calculation for the years ended December 31, 2018 and 2017 because their effects were anti-dilutive.

VIRGINIA PARTNERS BANK AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 17.	Earnings per Share (Continued)

	2018	2017
Net income	$2,618,483	$666,308
Net loss attributable to noncontrolling interest	33,830	—
Net income attributable to Virginia Partners Bank	$2,652,313	$666,308
Weighted average number of shares	3,903,286	3,421,300
Effect of dilutive securities:
Stock options	26,941	60,519
Warrants	101,698	201,810
Weighted average diluted shares	4,031,925	3,683,629
Basic earnings per share	$0.68	$0.19
Diluted earnings per share	$0.66	$0.18

Note 18.	Subsequent Events

The Bank evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. The Bank evaluated subsequent events through March 19, 2019.

Based on the evaluation, the Bank did not identify any recognized or non-recognized subsequent events that would have required adjustment to or disclosure in the financial statements.